Exhibit 10.29
Amendment No. 1 to the
Amended and Restated Severance Agreement
     This Amendment No. 1 (this “Amendment”) to the Amended and Restated Severance Agreement is entered into as of December ___, 2010 between The Timken Company, an Ohio corporation (the “Company”), and ______________ (the “Employee”).
Recitals
     A. The Company and the Employee have previously entered into the Amended and Restated Severance Agreement, dated as of _______, 20__ (the “Agreement”).
     B. The Company and the Employee desire to amend the Agreement in order to ensure compliance with certain requirements under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
Agreement
     In consideration of the mutual covenants contained herein and other good and valuable consideration, the Company and the Employee hereby agree as follows:
     1. Section 1.4 of the Agreement is amended to delete subsection “(c) The Primary Supplemental Pension Benefit” and subsections (d), (e), and (f) of Section 1.4 are hereby redesignated to be subsections (c), (d), and (e) respectively.
     2. Section 1.16 of the Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding any provision of this Section 1.16 to the contrary, if the Employee becomes entitled to receive the Primary Supplemental Pension Benefit under this Agreement as a result of a Termination of Employment that is pursuant to a Company Termination Event or that is a result of the Employee’s voluntary termination not pursuant to an Employee Termination Event, then the term “Primary Supplemental Pension Benefit” shall mean the amount the Employee is entitled to receive under the Excess Agreement and Supplemental Agreement in accordance with the terms of the Excess Agreement and Supplemental Agreement (other than the terms specifying the time and form of payment of any benefit paid thereunder).”
     3. Section 4.1(a) of the Agreement is amended to add the following new paragraph at the end thereof:
“If a Change in Control occurs that constitutes a permitted distribution event under Section 409A(a)(2) of the Code, and the Employee experiences a Termination of Employment during the 2 year period following the date of such Change in Control, the Primary Supplemental Pension Benefit shall be paid to the Employee in a single lump sum on the 60th day after the Employee’s Termination of Employment, subject to Section 19.2 and the execution and delivery by the Employee of the Release described in Section

7 hereof, and the expiration of all applicable rights of the Employee to revoke the Release. Notwithstanding anything in this Section 4.1(a) to the contrary, the Employee will not be entitled to receive the Primary Supplemental Pension Benefit under the Agreement in the event that the Employee experiences a Termination of Employment prior to a Change in Control. Upon receipt of the Primary Supplemental Pension Benefit, if paid, and because the parties intend the Primary Supplemental Pension Benefit to be paid pursuant to this Agreement in lieu of any benefits to which the Employee is entitled under the Excess Agreement and the Supplemental Plan, the Employee hereby retroactively waives, upon his receipt of the Primary Supplemental Pension Benefit, participation in any non-qualified pension plan of, or benefits under any employee excess benefits agreement with, the Company providing for benefits in excess of those permitted by the Code to be paid under the Retirement Plan, and which measure service and compensation under such plan or agreement as a basis for benefits, including, without limitation, the Excess Agreement and the Supplemental Plan.”
4. Section 4.1(c) of the Agreement is amended in its entirety to read as follows:
     (c) The payment of the Severance Amount or the CIC Severance Amount required by this Section 4.1 and any Gross-Up Payment initially determined to be required by Section 4.5 shall, subject to Section 19.2 and to the execution and delivery by the Employee of the Release described in Section 7 hereof, and the expiration of all applicable rights of the Employee to revoke the Release or any provision thereof, be made to the Employee within 60 calendar days after the Termination Date. In no event will the Employee have a right to designate the taxable year of any such payment.
Upon receipt of the CIC Severance Amount, if paid, and because the CIC Severance Amount includes a supplemental pension benefit that the parties intend to be paid pursuant to this Agreement in lieu of any benefits to which the Employee is entitled under the Post-Tax SIP Plan, the Employee hereby retroactively waives, upon his receipt of the CIC Severance Amount, participation in the Post-Tax SIP Plan.
     5. Sections 18.2 and 18.3(a) of the Agreement are hereby amended to insert the term “Primary Supplemental Pension Benefit,” immediately after the term “CIC Severance Amount” where that term occurs in those Sections.
     6. This Amendment will be effective immediately upon execution by the parties.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first set forth above.

By:
Employee

THE TIMKEN COMPANY
By:
W. R. Burkhart
Sr. VP & General Counsel